UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

SurePure, Inc.

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54172

(Commission File Number)

26-3550286

 (IRS Employer Identification No.)

112 North Curry Street

Carson City, Nevada 89703

 (Address of principal executive offices)(Zip Code)

(877) 685-1955

Registrant’s telephone number, including area code

SOEFL, Inc.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2011, SurePure, Inc. (formerly named “SOEFL, Inc.”), a Nevada corporation (the “Company”), filed a Current Report on Form 8-K disclosing that on July 25, 2011, the Company entered into an Agreement and Plan of Merger dated July 8, 2011, by and among the Company, SurePure Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Company, and SurePure Investment Holding AG, a Switzerland corporation (“SurePure Switzerland”).  Because of certain accounting and legal costs that would be triggered under Switzerland law with respect to the Agreement and Plan of Merger, the parties to the Agreement and Plan of Merger have agreed to restructure the transactions contemplated by the Agreement and Plan of Merger so that such accounting and legal costs triggered by Switzerland law would not be so triggered.

As a result, the restructuring of the transactions contemplated by the Agreement and Plan of Merger has resulted in the termination of the Agreement and Plan of Merger and the parties entering into a new agreement to effect the business combination of the Company and SurePure Switzerland, the principal objective of the Agreement and Plan of Merger.  The new agreement is titled, Exchange Agreement, dated October 28, 2011, was executed by the Company, SurePure Switzerland and all of the shareholders of SurePure Switzerland.  The Company executed the Exchange Agreement on November 1, 2011.

Under the terms and conditions of the Exchange Agreement, the Company will offer and sell 26,822,215 shares of common stock Company in consideration for all the issued and outstanding shares in SurePure.  The effect of the issuance will be that SurePure shareholders will hold approximately 68.61% of the issued and outstanding shares of common stock of the Company, and SurePure Switzerland will become a wholly-owned subsidiary of the Company.  The transaction is anticipated on or around December 31, 2011.

Item 1.02 Termination of Material Definitive Agreement.

Pursuant to the terms and conditions of the Exchange Agreement referenced in Item 1.01 hereof, the Agreement and Plan of Merger referenced in Item 1.01 hereof and the subject of that certain Current Report on Form 8-K filed by the Company on July 8, 2011, is terminated.  The Exchange Agreement referenced in Item 1.01 hereof, supersedes the Exchange Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms and conditions of the Exchange Agreement referenced in Item 1.01 hereof, effective August 10, 2011, the Company amended its Articles of Incorporation to change its name from SOEFL Inc. to SurePure, Inc.  The Financial Industry Regulatory Authority did not process the name change until September 14, 2011.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
3.3	Certificate of Amendment to Articles of Incorporation
10.1

Exchange Agreement dated October 28, 2011, by and among SurePure, Inc., a Nevada corporation, SurePure Investment Holding AG, a Switzerland corporation, and the shareholders of SurePure Investment Holding AG, a Switzerland corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOEFL, Inc.

(Registrant)

Date: December 15, 2011

By: /s/ Ratree Yabamrung

Name: Ratree Yabamrung

Title: President

Exhibit Index

Exhibit	Description
3.3	Certificate of Amendment to Articles of Incorporation
10.1

Exchange Agreement dated October 28, 2011, by and among SurePure, Inc., a Nevada corporation, SurePure Investment Holding AG, a Switzerland corporation, and the shareholders of SurePure Investment Holding AG, a Switzerland corporation.

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